SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): October 22, 2003
                                 ______________

                             MCLEODUSA INCORPORATED
                                 ______________

               (Exact Name of Registrant as Specified in Charter)


            DELAWARE                    0-20763            42-1407240
-------------------------------    ----------------    ---------------------
(State or Other Jurisdiction          (Commission        (IRS Employer
      of Incorporation)               File Number)      Identification No.)


                  McLeodUSA Technology Park, 6400 C Street SW,
                  P.O. Box 3177, Cedar Rapids, IA 52406-3177
                   __________________________________________
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (319) 364-0000
                                 ______________

ITEM 12.      RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On October 22, 2003, we announced our financial and operating results for the fiscal quarter ended September 30, 2003, and certain other information, in a press release, a copy of which is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into our future filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless we expressly set forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2003                        McLEODUSA INCORPORATED


                                              By: /s/ G. Kenneth Burckhardt
                                              --------------------------------
                                              G. Kenneth Burckhardt
                                              Chief Financial Officer


                                 EXHIBIT INDEX

Exhibit
  No.                        Exhibits

99.1                         Press Release, dated October 22, 2003

                                                                Exhibit 99.1
[GRAPHIC OMITTED]


                  McLeodUSA Reports Third Quarter 2003 Results

         o     LENDER GROUP APPROVES AMENDMENT OF CERTAIN FINANCIAL COVENANTS

         o     LAUNCHES PREFERRED ADVANTAGESM WIRELESS, INTEGRATED ACCESS AND
               ADSL

         o     COMPANY HIRES TWO EXPERIENCED SENIOR SALES EXECUTIVES

         o     EBITDA OF $13.6 MILLION MARKS SIXTH CONSECUTIVE POSITIVE EBITDA
               QUARTER

         o NET LOSS AND LOSS PER SHARE FROM CONTINUING OPERATIONS $(82.2) MILLION AND $(0.30) VS. $(77.6) MILLION AND $(0.29) IN Q3'02

CEDAR RAPIDS, IOWA - OCTOBER 22, 2003 - McLeodUSA Incorporated (Nasdaq: MCLD), one of the nation's largest independent, competitive telecommunications services providers, today reported financial and operating results for the quarter ended September 30, 2003.

Total revenues for the quarter were $211.0 million with gross margin of $93.6 million, or 44.4% of revenue. SG&A expenses for the quarter were $80.0 million. EBITDA1 (earnings before interest, taxes, depreciation and amortization) for the competitive telecommunications ("Telco") business for the period was $13.6 million, resulting in the sixth consecutive quarter of positive EBITDA. Reported net loss for the quarter was $(82.2) million, or a loss per common share of $(0.30).

"For the third quarter, McLeodUSA delivered strong gross margin and cost performance. In addition, we took a number of important steps in the execution of our strategic plan for profitable revenue growth, launching both Preferred AdvantageSM Wireless and our integrated access product. McLeodUSA now offers a complete suite of competitive voice, data and Internet products to our customers and prospects - all on one simple bill," said Chris A. Davis, Chairman and Chief Executive Officer. "We are also very pleased to have recruited two seasoned sales executives, Rich Cremona and Rick Buyens, to join our executive team as we realigned the sales organization to strengthen our focus on each of our sales channels - strategic accounts, mid-markets and wholesale. We believe these experienced sales leaders, our expanded product set and this heightened channel focus better position us to win in our marketplace."

For the quarter ended September 30, 2003, total Telco revenues of $211.0 million compared to $222.6 million in the second quarter of 2003 and $243.5 million in the third quarter of 2002. As discussed in the Company's second quarter 2003 earnings release, the decline in third quarter revenues as compared with second quarter of 2003 was driven primarily by the impact of the most recent reduction in access rates as mandated by the June 2001 FCC order. Excluding the effect of the access rate reduction, third quarter revenues were essentially flat with the second quarter. Compared with the third quarter of 2002, revenue was down $32.5 million primarily driven by fewer customers, of which approximately 50,000 resulted from the Company's intentional drive to eliminate non-profitable customers.

1EBITDA is a non-GAAP industry convention or standard measure portraying cash operating earnings. It is included in the Company's discussion of its 2003 and 2002 financial results because the Company believes it is a meaningful measure of actual operating performance. EBITDA excludes reorganization charges, restructuring adjustments, gains and losses on disposals and results of discontinued operations. Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.

Gross margin for the third quarter 2003 was $93.6 million compared to $94.5 million in the second quarter of 2003 and $89.4 million in the third quarter of 2002. Cost performance in the third quarter offset the effect of the access rate reduction, which resulted in a reduction in gross margin of $8.4 million. Gross margin as a percent of revenue improved to 44.4% versus 42.4% in the second quarter of 2003 and 36.7% in the third quarter of 2002 as a result of the Company's ongoing network cost reduction efforts.

Customer platform mix at the end of the third quarter 2003 was 62% UNE-L, 6% resale and 32% UNE-M/P versus 58%, 7% and 35%, respectively, at the end of the second quarter of 2003 and 46%, 17% and 37%, respectively, at the end of the third quarter 2002 reflecting continued migration of customers from resale to higher margin platforms, as well as installation of new customers on-switch. Customer turnover in the third quarter was 2.3% versus 2.4% in the second quarter of 2003 and 2.5% in the third quarter of 2002.

SG&A expenses were $80.0 million in the third quarter of 2003 compared to $81.4 million in the second quarter of 2003 (excluding a $7.9 million recovery of WorldCom pre-petition receivables that were reserved in the second quarter of
2002) and $79.1 million in the third quarter of 2002. Telco EBITDA in the third quarter of 2003 was $13.6 million versus $13.1 million in the second quarter of 2003 (excluding the WorldCom recovery) and $10.3 million in the third quarter of 2002.

Total Telco revenues, excluding discontinued operations, for the nine months ended September 30, 2003 were $659.5 million versus $757.4 million in the comparable 2002 period. Telco gross margin for the nine-month period ending September 30, 2003 was $276.6 million in 2003 versus $278.6 million in 2002. Gross margin as a percent of revenue for the nine-month period improved to 41.9% from 36.8% in 2002. Telco EBITDA was $41.4 million for the nine-month 2003 period versus $11.4 million in 2002. Net loss from continuing operations for the 2003 nine-month period was $(239.1) million versus net income of $480.7 million for the 2002 nine-month period. The 2002 net income from continuing operations includes the impact of reorganization charges and the gain on the cancellation of debt.

The Company ended the quarter with $57.3 million of cash on hand, which included $9 million classified as restricted cash. The restricted cash was received from Chubb Corporation pursuant to a memorandum of understanding dated July 7, 2003, to settle the CapRock securities litigation. The settlement agreement, which received preliminary court approval on October 14, 2003, provides for the payment of $11 million to plaintiffs, which would be covered by a combination of the $9 million received from Chubb and a portion of a rebate of insurance premiums previously paid to another carrier. The $9 million has been included on the balance sheet as restricted cash since the Company is required to place these funds in escrow by October 27, 2003.

Total capital expenditures for the third quarter of 2003 were $22.0 million and for the nine-month period ending September 30, 2003 were $58.8 million. The Company expects to spend approximately $85 million in capex in 2003 and expects expenditures in 2004 to be below that level depending on the timing of the planned revenue growth during the year.

In the quarter, McLeodUSA realigned its sales organization separating responsibility for strategic accounts, mid-markets/residential and wholesale. Richard S. Cremona joined the Company's leadership team as Executive Vice President of Strategic Account Development, reporting to Chris Davis, Chairman and CEO. Cremona is responsible for accelerating the Company's efforts to attract Fortune 1000 and Private 400 enterprise customers having multiple locations in McLeodUSA's 25-state footprint. In addition, Richard J. Buyens joined the Company as Executive Vice President - Sales, also reporting to Ms. Davis. Buyens will lead the mid-markets field sales force and telemarketing operation to profitably grow revenue and increase market share with small to large businesses and residential customers. The Carrier sales organization now reports to Steve Gray, President, who is leading efforts to expand and grow sales opportunities with wholesale customers.

As a result of slower than forecasted growth in Telco revenue and therefore EBITDA, the Company sought and obtained approval from its lender group of an amendment to two of its five financial covenants in the credit agreement. The approved amendment includes adjustments to the total debt to trailing four quarter EBITDA leverage ratio and the trailing four quarter minimum revenue covenants. The leverage ratio was amended to 13.0, 15.0, 13.5, 13.5, 11.0 and
8.5 starting in the third quarter of 2003 through the fourth quarter of 2004, respectively, and the minimum revenue covenant was amended to $850 million, $850 million, $875 million, $900 million and $950 million starting in the fourth quarter of 2003 through the fourth quarter of 2004, respectively. In addition, the Company offered and included in the amendment a downward revision to the capital expenditure limits for 2003, 2004 and 2005 to $100MM, $100MM and $200MM respectively, excluding any carryover provisions which were not amended. The Company paid approximately $5.3 million in fees to the lender group in connection with the approval of this amendment. The Company has met all current financial covenants and continues to have full access to the $110 million exit credit facility and drew $40 million in the month of October 2003.


Other highlights in the quarter included:

|X| Announced a multi-year wholesale agreement with AT&T Wireless Services to offer wireless voice services to McLeodUSA business customers. McLeodUSA's Preferred AdvantageSM Wireless offering rolled out to 8 states October 14, 2003 and is expected to be available across McLeodUSA markets by December 1, 2003. McLeodUSA now offers wireline and wireless local and long distance voice services along with Internet and data services in a combined offering. McLeodUSA customers receive a comprehensive bundled offering with all services on one simple bill.

|X| Began selling Preferred Advantage Integrated Access, which combines voice, data and Internet services over a single, reliable high-speed connection. With this product McLeodUSA customers are able to add single channel increments of additional local service and high-speed Internet access at a single price per voice or data channel.

|X|      Launched Preferred Advantage ADSL (Asymmetrical Digital Subscriber
         Line), an integrated voice and broadband Internet access solution that combine fast, always-on, cost effective Internet access with local voice service. With the addition of this product, McLeodUSA now offers a complete suite of DSL services ranging from SDSL (Symmetrical Digital Subscriber Line) and IDSL (ISDN DSL) for large and medium-sized businesses, to ADSL for small businesses and residential customers.

|X| Signed a letter of agreement with Cisco Systems, Inc., to enable McLeodUSA to offer managed telecommunications solutions to businesses in McLeodUSA's markets. As part of the agreement, McLeodUSA will offer Preferred Advantage Managed Data Services for DSL, Frame Relay and Dedicated Internet Products with Cisco as the primary customer premises equipment (CPE) provider. This relationship will help McLeodUSA business customers increase operational efficiency and decrease operating expenses.

Conference Call
McLeodUSA will host a conference call on Wednesday, October 22, 2003, at 10 a.m. Eastern Time to discuss second quarter results and the information contained in this release. The call may be accessed at 888-271-9098 (U.S.) or 706-634-6027 (International). A replay will be available approximately 2 hours after completion of the call at 800-642-1687 (U.S.) or 706-645-9291 (International), Conference ID No. 3296090. The audio replay will be available through midnight ET on Wednesday, October 29, 2003. The call will also be webcast live and available via replay at: http://www.mcleodusa.com/investorrelations/streamingmedia.do

                                     # # #


About McLeodUSA
McLeodUSA provides integrated communications services, including local services, in 25 Midwest, Southwest, Northwest and Rocky Mountain states. The Company is a facilities-based telecommunications provider with, as of September 30, 2003, 38 ATM switches, 44 voice switches, 604 collocations, 435 DSLAMs and 3,480 employees. As of April 16, 2002, Forstmann Little & Co. became a 58% shareholder in the Company. Visit the Company's website at mcleodusa.com.

Some of the statements in this press release include statements about our future expectations. Statements that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements may include projections of financial and operational results and goals, including revenue, EBITDA, profitability, savings and cash. These forward-looking statements are subject to known as well as unknown risks and uncertainties that may cause actual results to differ materially from our expectations. Our expectations are based on various factors and assumptions and reflect only our predictions. Factors that could cause actual results to differ materially from the forward-looking statement include technological, regulatory, public policy or other developments in our industry, availability and adequacy of capital resources, current and future economic conditions, the existence of strategic alliances, our ability to generate cash, our ability to implement process and network improvements, our ability to attract and retain customers, our ability to migrate traffic to appropriate platforms and changes in the competitive climate in which we operate. These and other risks are described in more detail in our most recent Annual Report on Form 10-K and Form 10-K/A both filed with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Contact:

McLeodUSA Incorporated, Cedar Rapids, IA
Investor Contact: Bryce Nemitz
Press Contact:    Bruce Tiemann
Phone:  (319) 790-7800
mcleodusa_ir@mcleodusa.com

    MCLEODUSA INCORPORATED AND SUBSIDIARIES
    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
    (In millions, except per share data)
    (UNAUDITED)



                                                                     THREE MONTHS ENDED    THREE MONTHS ENDED
                                                                     SEPTEMBER 30, 2003    SEPTEMBER 30, 2002
                                                                    --------------------- ---------------------

    Revenue                                                               $       211.0        $        243.5

    Operating expenses:
        Cost of service (exclusive of depreciation shown
            separately below)                                                     117.4                 154.1
        Selling, general and administrative                                        80.0                  79.1
        Depreciation and amortization                                              86.6                  75.7
                                                                    --------------------- ---------------------
            TOTAL OPERATING EXPENSES                                              284.0                 308.9
                                                                    --------------------- ---------------------
            OPERATING LOSS                                                        (73.0)                (65.4)
                                                                    --------------------- ---------------------

    Nonoperating expense:
        Interest expense, net of amounts capitalized                               (8.9)                (10.7)
        Other expense                                                              (0.3)                 (1.5)
                                                                    --------------------- ---------------------
            TOTAL NONOPERATING EXPENSE                                             (9.2)                (12.2)
                                                                    --------------------- ---------------------

            LOSS FROM CONTINUING OPERATIONS                                       (82.2)                (77.6)

    Discontinued operations:
        Income from discontinued operations (including loss on
            disposals  of $2.9 for 2002)                                              -                  10.2
                                                                    --------------------- ---------------------
            NET LOSS                                                      $       (82.2)       $        (67.4)
                                                                    --------------------- ---------------------
    Preferred stock dividend                                                       (1.2)                 (1.2)
                                                                    --------------------- ---------------------
            NET LOSS APPLICABLE TO COMMON SHARES                          $       (83.4)       $        (68.6)
                                                                    ===================== =====================

    Basic and diluted (loss) income per common share:
        Loss from continuing operations                                   $       (0.30)       $        (0.29)
        Discontinued operations                                                       -                  0.04
                                                                    --------------------- ---------------------
        Loss per common share                                             $       (0.30)       $        (0.25)
                                                                    ===================== =====================
    Weighted average common shares outstanding                                    278.9                276.3
                                                                    ===================== =====================

    RECONCILIATION OF EBITDA(1):
    Net loss                                                              $       (82.2)       $        (67.4)
    Discontinued operations                                                           -                 (10.2)
    Nonoperating expense (income)                                                   9.2                  12.2
    Depreciation and amortization                                                  86.6                  75.7
                                                                    --------------------- ---------------------
           TOTAL EBITDA                                                   $        13.6        $         10.3
                                                                    ===================== =====================

________________

(1)   EBITDA is a non-GAAP industry convention or standard measure portraying cash operating earnings.  It is included in the Company's discussion of its 2003 and 2002 financial results because the Company believes it is a meaningful measure of actual operating performance. EBITDA excludes reorganization charges, restructuring adjustments, gains and losses on disposals and results of discontinued operations. Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.


MCLEODUSA INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS (In millions, except per share data) (UNAUDITED)

                                                                               REORGANIZED                       PREDECESSOR
                                                                                MCLEODUSA                         MCLEODUSA
                                                                -------------------------------------------   -------------------
                                                                  NINE MONTHS ENDED     APRIL 17, 2002 TO      JANUARY 1, 2002
                                                                 SEPTEMBER 30, 2003    SEPTEMBER 30, 2002     TO APRIL 16, 2002
                                                                ---------------------- --------------------   -------------------

Revenue                                                                $       659.5        $       450.7          $      311.4

Operating expenses:
    Cost of service (exclusive of depreciation shown
        separately below)                                                      382.9                273.5                 211.2
    Selling, general and administrative                                        235.2                158.6                 108.9
    Depreciation and amortization                                              253.9                135.2                 126.3
    Reorganization charges, net                                                    -                    -               1,596.8
    Restructuring adjustment                                                       -                    -                  (6.8)
                                                                ---------------------- --------------------   -------------------
        TOTAL OPERATING EXPENSES                                               872.0                567.3               2,036.4
                                                                ---------------------- --------------------   -------------------
        OPERATING LOSS                                                        (212.5)              (116.6)             (1,725.0)
                                                                ---------------------- --------------------   -------------------

Nonoperating (expense) income:
    Interest expense, net of amounts capitalized                               (25.9)               (18.9)                (33.2)
    Other (expense) income                                                      (0.7)                (0.4)                  2.0
    Gain on the cancellation of debt                                               -                    -               2,372.8
                                                                ---------------------- --------------------   -------------------
        TOTAL NONOPERATING (EXPENSE) INCOME                                    (26.6)               (19.3)              2,341.6
                                                                ---------------------- --------------------   -------------------

        (LOSS) INCOME FROM CONTINUING OPERATIONS                              (239.1)              (135.9)                616.6

Discontinued operations:
    Income from discontinued operations (including net gains
    (losses) on disposals of $148.3 for the period January 1 to
    April 16, 2002 and ($2.9) for April 17 to September 30, 2002).                 -                 23.2                 167.1
                                                                ---------------------- --------------------   -------------------
        NET (LOSS) INCOME                                              $      (239.1)       $      (112.7)         $      783.7
                                                                ---------------------- --------------------   -------------------
Preferred stock dividend                                                        (3.6)                (2.3)                 (4.8)
                                                                ---------------------- --------------------   -------------------
        NET (LOSS) INCOME APPLICABLE TO COMMON SHARES                 $       (242.7)       $      (115.0)         $      778.9
                                                                ====================== ====================   ===================

Basic and diluted (loss) income per common share:
    (Loss) income from continuing operations                          $        (0.87)       $       (0.50)         $       0.97
    Discontinued operations                                                        -                 0.08                  0.27
                                                                ---------------------- --------------------   -------------------
    (Loss) income per common share                                    $        (0.87)       $       (0.42)         $       1.24
                                                                ====================== ====================   ===================
Weighted average common shares outstanding                                     277.9               276.3                 627.7
                                                                ====================== ====================   ===================

RECONCILIATION OF EBITDA(1):
Net (loss) income                                                     $       (239.1)       $      (112.7)         $      783.7
Discontinued operations                                                            -                (23.2)               (167.1)
Nonoperating expense (income)                                                   26.6                 19.3              (2,341.6)
Restructuring adjustment                                                           -                    -                  (6.8)
Reorganization charges, net                                                        -                    -               1,596.8
Depreciation and amortization                                                  253.9                135.2                 126.3
                                                                ---------------------- --------------------   -------------------
       TOTAL EBITDA                                                    $        41.4         $       18.6          $       (8.7)
                                                                ====================== ====================   ===================

________________

(1)   EBITDA is a non-GAAP industry convention or standard measure portraying cash operating earnings.  It is included in the Company's discussion of its 2003 and 2002 financial results because the Company believes it is a meaningful measure of actual operating performance.  EBITDA excludes reorganization charges, restructuring adjustments, gains and losses on disposals and results of discontinued operations. Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.

   MCLEODUSA INCORPORATED AND SUBSIDIARIES
   CONDENSED CONSOLIDATED BALANCE SHEETS
   (In millions)



                                                                   SEPTEMBER 30, 2003           DECEMBER 31, 2002
                                                                 -----------------------      ----------------------
                                                                      (UNAUDITED)
   ASSETS
   CURRENT ASSETS
       Cash and cash equivalents                                          $        48.3               $       170.6
       Restricted cash                                                              9.0                           -
       Trade receivables, net                                                      75.5                        93.1
       Prepaid expense and other                                                   22.4                        26.2
       Assets held for sale                                                         9.3                        11.1
                                                                 -----------------------      ----------------------
       TOTAL CURRENT ASSETS                                                       164.5                       301.0
                                                                 -----------------------      ----------------------

   NON-CURRENT ASSETS
       Property and equipment, net                                              1,059.3                     1,203.1
       Goodwill and other intangibles, net                                        454.1                       472.3
       Other non-current assets                                                    19.8                        23.9
                                                                 -----------------------      ----------------------
       TOTAL NON-CURRENT ASSETS                                                 1,533.2                     1,699.3
                                                                 -----------------------      ----------------------

   TOTAL ASSETS                                                          $      1,697.7              $      2,000.3
                                                                 =======================      ======================

   LIABILITIES AND EQUITY
   CURRENT LIABILITIES
       Current maturities of long-term debt                               $        25.8               $        15.0
       Accounts payable                                                            42.9                        71.1
       Deferred revenue, current portion                                            9.6                         9.8
       Other current liabilities                                                  153.8                       176.4
       Liabilities related to discontinued operations                               0.6                         6.3
                                                                 -----------------------      ----------------------
       TOTAL CURRENT LIABILITIES                                                  232.7                       278.6
                                                                 -----------------------      ----------------------

   LONG-TERM LIABILITIES
       Long-term debt, excluding current maturities                               685.2                       704.9
       Deferred revenue less current portion                                       12.9                        13.5
       Other long-term liabilities                                                 57.5                        54.9
                                                                 -----------------------      ----------------------
       TOTAL LONG-TERM LIABILITIES                                                755.6                       773.3
                                                                 -----------------------      ----------------------

   REDEEMABLE CONVERTIBLE PREFERRED STOCK                                         140.8                       172.6

   STOCKHOLDERS' EQUITY                                                           568.6                       775.8
                                                                 -----------------------      ----------------------

       TOTAL LIABILITIES AND EQUITY                                      $      1,697.7              $      2,000.3
                                                                 =======================      ======================

MCLEODUSA INCORPORATED AND SUBSIDIARIES
COMPARISON OF SELECTED COMPETITIVE TELCO OPERATIONS
(In millions)
(UNAUDITED)

                                                       Q3 2003          YTD 2003          Q3 2002         YTD 2002
-----------------------------------------------------------------------------------------------------------------------

REVENUES
    As reported                                          $   211.0        $   659.5         $   243.5       $   762.1
    Non-core business dispositions*                             --               --                --            (4.7)
                                                   ----------------  ---------------  ---------------- ----------------
   Ongoing Telco revenues                                $   211.0        $   659.5         $   243.5       $   757.4
-----------------------------------------------------------------------------------------------------------------------

COST OF GOODS SOLD
    As reported                                          $   117.4        $   382.9         $   154.1       $   484.7
    Non-core business dispositions*                             --               --                --            (5.9)
                                                   ----------------  ---------------  ---------------- ----------------
    Ongoing Telco cost of service                        $   117.4        $   382.9         $   154.1       $   478.8

-----------------------------------------------------------------------------------------------------------------------

MARGIN
    As reported                                          $    93.6        $   276.6         $    89.4       $   277.4
    Non-core business dispositions*                             --               --                --             1.2
                                                   ----------------  ---------------  ---------------- ----------------
    Ongoing Telco margin                                 $    93.6        $   276.6         $    89.4       $   278.6
    % Revenue                                                 44.4%            41.9%             36.7%           36.8%

-----------------------------------------------------------------------------------------------------------------------

SELLING, GENERAL & ADMINISTRATIVE EXPENSES
    As reported                                          $    80.0        $   235.2         $    79.1       $   267.5
    Non-core business dispositions*                             --               --                --            (0.3)
                                                   ----------------  ---------------  ---------------- ----------------
    Ongoing Telco SG&A expenses                          $    80.0        $   235.2         $    79.1       $   267.2

-----------------------------------------------------------------------------------------------------------------------

DEPRECIATION & AMORTIZATION
    As reported                                          $    86.6        $   253.9         $    75.7       $   261.5
    Non-core business dispositions*                             --               --                --            (0.9)
                                                   ----------------  ---------------  ---------------- ----------------
    Ongoing Telco depreciation and amortization          $    86.6        $   253.9         $    75.7       $   260.6

-----------------------------------------------------------------------------------------------------------------------

EBITDA(1)
    As reported                                          $    13.6        $    41.4         $    10.3       $     9.9
    Non-core business dispositions*                             --               --                --       $     1.5
                                                   ----------------  ---------------  ---------------- ----------------
    Ongoing Telco EBITDA1                                $    13.6        $    41.4         $    10.3       $    11.4
    % Revenue                                                  6.4%             6.3%              4.2%            1.5%

-----------------------------------------------------------------------------------------------------------------------

________________

*     Non-core business dispositions include Splitrock and Devise

(1)   EBITDA is a non-GAAP industry convention or standard measure portraying cash operating earnings.  It is included in the Company's discussion of its 2003 and 2002 financial results because the Company believes it is a meaningful measure of actual operating performance.  EBITDA excludes reorganization charges, restructuring adjustments, gains and losses on disposals and results of discontinued operations. Use of EBITDA is not intended to replace measures of financial performance that are reported in accordance with U.S. generally accepted accounting principles.

MCLEODUSA INCORPORATED AND SUBSIDIARIES

SELECTED TELECOMMUNICATIONS STATISTICAL DATA

                                                        ------------------     -------------------     -------------------
                                                             9/30/02                6/30/03                 9/30/03
                                                        ------------------     -------------------     -------------------

Active central offices                                              1,786                   1,722                   1,719

Collocations                                                          513                     584                     604

Switches owned
    CO / LD                                                            53                      45                      44
    ATM / Frame Relay                                                  38                      38                      38

DSLAMs installed                                                      482                     435                     435

Total Competitive:
    Customers                                                     434,276                 414,767                 407,124
    Access Units / Customer                                           2.8                     2.7                     2.7

Revenue per Customer / Month

        Local                                                 $    115.63             $    112.10           $      109.24
        Long distance                                               41.24                   36.92                   35.28
        Private line & data                                         28.42                   26.82                   27.61
                                                        ------------------     -------------------     -------------------
        Total                                                 $    185.29             $    175.84           $      172.13
                                                        ==================     ===================     ===================

Platform Distribution
        Resale                                                        17%                      7%                      6%
        UNE-M/P                                                       37%                     35%                     32%
        UNE-L                                                         46%                     58%                     62%
                                                        ------------------     -------------------     -------------------
        Total                                                        100%                    100%                    100%
                                                        ==================     ===================     ===================